As filed with the Securities and Exchange Commission on November 30, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Viridian Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-1187261
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

221 Crescent Street, Suite 401

Waltham, MA 02453

(617) 272-4600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen Mahoney

President and Chief Executive Officer

221 Crescent Street, Suite 401

Waltham, MA 02453

(617) 272-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan A. Murr Branden C. Berns Melanie E. Neary Gibson, Dunn & Crutcher LLP 555 Mission Street, Suite 3000 San Francisco, CA 94105 (415) 393-8373	Thomas Beetham Chief Operating Officer and Secretary 221 Crescent Street, Suite 401 Waltham, MA 02453 (617) 272-4600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

15,024,238 Shares of Common Stock

Pursuant to this prospectus, the selling stockholders named herein (the “Selling Stockholders”) are offering on a resale basis an aggregate of 15,024,238 shares (the “Shares”) of common stock, par value $0.01 per share (“common stock”), of Viridian Therapeutics, Inc., a Delaware corporation (the “Offering”), consisting of (i) 8,869,797 shares of common stock and (ii) approximately 6,154,441 shares of common stock issuable upon the conversion of 92,312 shares of Series B Non-Voting Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), pursuant to the terms of the Purchase Agreements (as defined herein). We will not receive any of the proceeds from the sale or other disposition of the Shares by the Selling Stockholders. Any shares of Series B Preferred Stock held by a Selling Stockholder will be converted to common stock at such Selling Stockholder’s election, pursuant to the terms of the certificate of designation of preferences, right and limitations of Series B Preferred Stock, dated September 20, 2021.

The Selling Stockholders may sell or otherwise dispose of the Shares in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Shares in the section entitled “Plan of Distribution” on page 13. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Shares will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares with the Securities and Exchange Commission (the “SEC”).

Our common stock is currently quoted on The Nasdaq Capital Market under the symbol “VRDN.” On November 28, 2023, the last reported sale price of our common stock on The Nasdaq Capital Market was $15.66 per share.

Investing in our securities involves risks. You should carefully consider the Risk Factors beginning on page 6 of this prospectus before you make an investment in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated November 30, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, the Selling Stockholders may, from time to time, offer and sell the Shares described in this prospectus in one or more offerings. Information about the Selling Stockholders may change over time.

This prospectus provides you with a general description of the Shares the Selling Stockholders may offer. Each time the Selling Stockholders sell Shares using this prospectus, to the extent necessary and required by law, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of Shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in shares of our common stock. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for more information.

Neither we nor the Selling Stockholders have authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the Selling Stockholders take any responsibility for, nor can provide assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders have authorized any other person to provide you with different or additional information, and neither of us are making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or any prospectus supplement or any sale of Shares. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside of the United States, neither we nor the Selling Stockholders have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

Unless the context otherwise requires, we use the terms “Viridian,” “company,” “we,” “us,” and “our” in this prospectus to refer to Viridian Therapeutics, Inc. and, where appropriate, our subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus and the documents referenced above, other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties.

Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, statements relating to:

•	our future research and development activities, including clinical testing and the costs and timing thereof;

•

our strategy, including clinical development of VRDN-001, VRDN-002, VRDN-003, VRDN-006, VRDN-008 and other product candidates, and the clinical and commercial potential of our product candidates, if approved;

•	the sufficiency of our cash resources;

•	our ability to raise additional funding when needed;

•	any statements concerning anticipated regulatory activities or licensing or collaborative arrangements;

•	our research and development and other expenses;

•	our operations and legal risks;

•	developments relating to our competitors and our industry, including competing product candidates and therapies;

•

the impact of geopolitical or macroeconomic conditions, including from conflicts such as the ongoing military conflicts between Russia and Ukraine and in Israel and surrounding areas, rising tensions between China and Taiwan and other political tensions, the potential impact of a U.S. government shutdown, slower GDP growth or recession, capital markets volatility, instability in the banking sector and inflation; and

•	any statement of assumptions underlying any of the foregoing.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from the anticipated future results, performance or achievements expressed or implied by any forward-looking statements, including the factors described under the heading “Risk Factors” in this prospectus and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus. You should evaluate all forward-looking statements made in this prospectus, including the documents we incorporate by reference, in the context of these risks, uncertainties and other factors.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read the entire prospectus carefully, including “Risk Factors,” and the consolidated financial statements and related notes and information incorporated by reference into this prospectus, before making an investment decision. Some of the statements in this summary constitute forward-looking statements, see “Cautionary Note Regarding Forward-Looking Statements.”

Our Company

We are a biopharmaceutical company focused on discovering and developing potential best-in-class medicines for serious and rare diseases. We target under-competitive disease areas where marketed therapies often leave room for improvements in efficacy, safety, and/or dosing convenience. We believe that first-generation medicines rarely represent optimal solutions, especially in rare disease areas, and that there is potential to develop differentiated, best-in-class medicines that could lead to improved patient outcomes, reduced side effects, improved quality of life, expanded market access, and augmented market competition. Our business model is designed to identify and evaluate product opportunities in disease areas where trial data establishes proof-of-concept for a drug target in the clinic, but the competitive evolution of the product life cycle management and number of entrants appears incomplete. We intend to prioritize indications where a fast-follower and a potentially differentiated drug candidate, or overall product profile, could create significant medical benefit for patients. We are engineering medicines to address unmet medical needs for patients and further advance drug innovation.

Private Placement Transactions

The Shares offered for resale hereby were acquired by the Selling Stockholders in private placement transactions pursuant to that certain Securities Purchase Agreement, dated as of October 30, 2023, or that certain Securities Purchase Agreement, dated as of November 2, 2023 (together, the “Purchase Agreements”), at a price per share of common stock of $12.38 and a price per share of Series B Preferred Stock of $825.3746. We received aggregate gross proceeds of approximately $186.0 million, before deducting offering expenses payable by the company.

The shares of common stock issued and the common stock issuable upon conversion of the Series B Preferred Stock were sold pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder. We are registering the resale of the Shares covered by this prospectus as required by the registration rights agreements entered into by and among the company and the Selling Stockholders.

Corporate Information

We were initially founded as a Delaware limited liability company in January 2010 and subsequently incorporated as a Delaware corporation in June 2014. On January 20, 2021, pursuant to a merger agreement under which miRagen Therapeutics, Inc. acquired Viridian Therapeutics, Inc., we changed our name from Miragen Therapeutics, Inc. to Viridian Therapeutics, Inc. Our common stock currently trades on The Nasdaq Capital Market under the ticker symbol “VRDN.”

Our principal executive office is located at 221 Crescent Street, Suite 401, Waltham, MA 02453, and our telephone number is (617) 272-4600. Our website address is www.viridiantherapeutics.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.

THE OFFERING

We are registering the resale by the Selling Stockholders named herein of 15,024,238 shares of common stock as described below:

Securities Offered	15,024,238 shares of common stock

Use of Proceeds	We will not receive any of the proceeds from the sale or other disposition of the Shares by the Selling Stockholders. See “Use of Proceeds” on page 7 of this prospectus.

Risk Factors	This investment involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus for a discussion of factors you should consider carefully before making an investment decision.

Nasdaq Capital Market Symbol	“VRDN”

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

We are registering the resale of the Shares by the Selling Stockholders. We will not receive any proceeds from the sale or other disposition of the Shares offered by this prospectus.

SELLING STOCKHOLDERS

This prospectus covers the possible resale by the Selling Stockholders identified in the table below of 15,024,238 Shares. The Selling Stockholders may sell some, all or none of their Shares. We do not know how long the Selling Stockholders will hold the Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the Shares.

The following table presents information regarding the Selling Stockholders and the Shares that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholders, and reflects their holdings as of November 7, 2023, unless otherwise noted in the footnotes to the table. Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the stockholder has sole or shared voting power or investment power as well as any shares that the stockholder has the right to acquire within 60 days after the date of this table. To our knowledge and subject to applicable community property rules, the Selling Stockholders named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned, unless otherwise noted in the footnotes to the table. The percentage of shares beneficially owned before and after the offering is based on 52,586,039 shares of our common stock actually outstanding as of November 7, 2023 and, for any Selling Stockholder who owns shares of Series A Non-Voting Convertible Preferred Stock, par value $0.01 (the “Series A Preferred Stock”), or Series B Preferred Stock, assumes the conversion of only the shares of Series A Preferred Stock and Series B Preferred Stock owned by such Selling Stockholder but not the shares of Series A Preferred Stock and Series B Preferred Stock owned by any other Selling Stockholder. We cannot advise as to whether the Selling Stockholders will in fact sell any or all of such shares. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below:

Selling Stockholder	Shares Beneficially Owned Before this Offering(1)(3)	Percentage of Outstanding Shares Beneficially Owned Before this Offering(1)(3)	Shares to be Sold in this Offering(1)	Shares Beneficially Owned After this Offering(1)(2)(3)	Percentage of Outstanding Shares Beneficially Owned After this Offering(1)(2)(3)
Entities affiliated with Fairmount Funds Management LLC (4)	12,796,059	19.99%	3,231,028	10,249,466	16.68%
Deep Track Biotechnology Master Fund, Ltd. (5)	5,388,317	9.99%	1,494,341	5,388,317	9.99%
Entities affiliated with Paradigm BioCapital Advisors LP (6)	5,304,246	9.99%	1,413,570	3,994,482	7.51%
Venrock Healthcare Capital Partners EG, L.P. (7)	3,819,864	6.96%	807,754	3,012,110	5.53%
Venrock Opportunities Fund, L.P. (8)	2,823,921	5.22%	807,755	2,016,166	3.76%
Commodore Capital Master LP (9)	2,684,653	5.11%	484,653	2,200,000	4.18%
Entities managed by Polar Capital LLP (10)	1,753,877	3.34%	403,877	1,350,000	2.57%
Perceptive Life Sciences Master Fund, Ltd. (11)	1,251,437	2.38%	605,816	645,621	1.23%

Bangle & Co fbo Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund (12)	1,210,107	2.30%	1,210,107	—	—
Mag & Co fbo Fidelity Select Portfolios: Health Care Portfolio (12)	967,729	1.84%	967,729	—	—
Citadel CEMF Investments Ltd. (13)	726,979	1.38%	726,979	—	—
Mag & Co fbo Fidelity Securities Fund: Fidelity Series Small Cap Opportunities Fund (12)	711,889	1.35%	535,452	176,437	*	%
Mag & Co fbo Fidelity Advisor Series VII: Fidelity Advisor Health Care Fund (12)	647,842	1.23%	647,842	—	—
Entities affiliated with RTW Investments, LP (14)	605,816	1.15%	605,816	—	—
Mag & Co fbo Fidelity Capital Trust: Fidelity Stock Selector Small Cap Fund (12)	358,264	* %	273,827	84,437	*	%
Braidwell Partners Master Fund LP (15)	323,102	* %	323,102	—	—
Gerlach & Co fbo Fidelity Central Investment Portfolios LLC: Fidelity U.S. Equity Central Fund - Health Care Sub (12)	262,650	* %	262,650	—	—
ENGINEDECK & CO fbo Variable Insurance Products Fund IV: VIP Health Care Portfolio (12)	141,165	* %	141,165	—	—
Selling Stockholders as a group (16)	80,775	* %	80,775	—	—

*	Represents beneficial ownership of less than one percent.
(1)	Assumes conversion of each share of Series B Preferred Stock into 66.67 shares of common stock.
(2)

Assumes that all of the Shares covered by this prospectus are sold and that the Selling Stockholders do not acquire any additional securities before the completion of this Offering. However, as each Selling Stockholder can offer all, some or none of its Shares, no definitive estimate can be given as to the number of Shares that any Selling Stockholder will ultimately offer or sell under this prospectus.

(3)

“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Securities Exchange Act of 1934 as amended (the “Exchange Act”), and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. Notwithstanding the foregoing, the beneficial ownership amounts assume the sale of all common stock that may be offered pursuant to this prospectus without taking into account certain limitations, including that a holder of Series A Preferred Stock or Series B Preferred Stock is prohibited from converting shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (established by the holder between 4.99% and 19.99%) (the “Beneficial Ownership Limitation”) of the total number of shares of common stock issued and outstanding immediately after giving effect to such conversion.

(4)

“Shares Beneficially Owned Before this Offering” consists of (i) 1,363,764 shares of common stock held by Fairmount Healthcare Fund II LP (“Fund II”), (ii) 5,859 shares of common stock held by Fairmount Healthcare Fund LP (“Fund I”), (iii) 1,466,673 shares of common stock issuable upon the conversion of Series A Preferred Stock held by Fund II, (iv) 7,413,170 shares of common stock issuable upon the conversion of Series A Preferred Stock held by Fund I, and (v) 3,231,028 shares of common stock issuable upon the conversion of Series B Preferred Stock held by Fund II. Fairmount Funds Management LLC (“Fairmount”) has voting and dispositive power over the shares held by Fund I and Fund II. The general partner of Fairmount is Fairmount Funds Management GP LLC (“Fairmount GP”), of which Peter Harwin and Tomas Kiselak are the managing members. Fairmount, Fairmount GP, Mr. Harwin, and Mr. Kiselak disclaim beneficial ownership of any of the reported securities, except to the extent of their pecuniary interest therein. The principal business address of each of the foregoing entities or persons is 200 Barr Harbor Drive, Suite 400, West Conshohocken, PA 19428. As reflected in the table above, the shares of common stock issuable upon conversion of the shares of Series A Preferred Stock held by each of Fund I and Fund II and the shares of Series B Preferred Stock held by Fund II are subject to a Beneficial Ownership Limitation of 19.99%. Share amounts in this footnote do not give effect to the Beneficial Ownership Limitation.

(5)

“Shares Beneficially Owned Before this Offering” consists of (i) 4,036,783 shares of common stock held by Deep Track Biotechnology Master Fund, Ltd. (“Deep Track Biotech”), and (ii) 3,036,151 shares of common stock issuable upon the conversion of Series B Preferred Stock held by Deep Track Biotech. Deep Track Capital, LP (“Deep Track Capital”) and David Kroin have shared voting power and shared dispositive power over the shares held by the Deep Track Biotech. Mr. Kroin may be considered a control person for Deep Track Capital. The address of Deep Track Capital and Mr. Kroin is 200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830, and the address for Deep Track Biotech is 190 Elgin Avenue, George Town, KY1-9001, Cayman Islands. As reflected in the table above, the shares of common stock issuable upon conversion of the shares of Series B Preferred Stock held by Deep Track Biotech are subject to a Beneficial Ownership Limitation of 9.99%. Share amounts in this footnote do not give effect to the Beneficial Ownership Limitation.

(6)

“Shares Beneficially Owned Before this Offering” consists of (i) 4,022,866 shares of common stock held by Paradigm BioCapital International Fund Ltd., (ii) 520,426 shares of common stock issuable upon the conversion of Series B Preferred Stock held by Paradigm BioCapital International Fund Ltd., (iii) 771,622 shares of common stock held by Paradigm BioCapital Advisors LP, as discretionary investment manager on behalf of a separate account client solely with respect to the assets for which Paradigm BioCapital Advisors LP acts as its investment manager, and (iv) 93,138 shares of common stock issuable upon the conversion of Series B Preferred Stock held by Paradigm BioCapital Advisors LP, as discretionary investment manager on behalf of a separate account client solely with respect to the assets for which Paradigm BioCapital Advisors LP acts as its investment manager. Paradigm BioCapital Advisors LP is the investment manager of Paradigm BioCapital International Fund Ltd. Paradigm BioCapital Advisors GP LLC is the general partner of Paradigm BioCapital Advisors LP. Senai Asefaw, M.D. is the managing member of Paradigm BioCapital Advisors GP LLC. As a result, Senai Asefaw, M.D. may be deemed to have voting and investment power over the securities held by Paradigm BioCapital International Fund Ltd. Senai Asefaw, M.D. disclaims beneficial ownership of such securities, except to the extent of any pecuniary interest therein. The address of these entities is 767 Third Avenue, 17th Floor, New York, NY 10017. As reflected in the table above, the shares of common stock issuable upon conversion of the shares of Series B Preferred Stock held by these entities are subject to a Beneficial Ownership Limitation of 9.99%. Share amounts in this footnote do not give effect to the Beneficial Ownership Limitation.

(7)

“Shares Beneficially Owned Before this Offering” consists of (i) 1,311,532 shares of common stock issuable upon the conversion of Series A Preferred Stock held by Venrock Healthcare Capital Partners EG, L.P. (“VHCP EG”), (ii) 1,525,883 shares of common stock held by VHCP EG, and (iii) 982,449 shares of common stock issuable upon the conversion of Series B Preferred Stock held VHCP EG. VHCP Management EG, LLC (“VHCPM EG”) is the sole general partner of VHCP EG. Dr. Bong Koh and Nimish Shah are the voting members of VHCPM EG. The address of each of these persons and entities is 7 Bryant Park, 23rd Floor, New York, NY 10018. As reflected in the table above, the shares of common stock issuable upon conversion of the shares of Series A Preferred Stock and Series B Preferred Stock held by VHCP EG are subject to a Beneficial Ownership Limitation of 9.99%. Share amounts in this footnote do not give effect to the Beneficial Ownership Limitation.

(8)

“Shares Beneficially Owned Before this Offering” consists of (i) 1,471,606 shares of common stock issuable upon the conversion of Series B Preferred Stock held by Venrock Opportunities Fund, L.P. (“VOF”) and (ii) 1,352,315 shares of common stock held by VOF. Venrock Opportunities Management, LLC is the sole general partner of VOF. The address of each of these entities is 3340 Hillview Avenue, Palo Alto, CA 94304. As reflected in the table above, the shares of common stock issuable upon conversion of the shares of Series B Preferred Stock held by VOF are subject to a Beneficial Ownership Limitation of 9.99%. Share amounts in this footnote do not give effect to the Beneficial Ownership Limitation.

(9)

“Shares Beneficially Owned Before this Offering” consists of 2,684,653 shares of common stock held by Commodore Capital Master LP. Commodore Capital LP is the investment manager to Commodore Capital Master LP and may be deemed to beneficially own the shares held by Commodore Capital Master LP. Michael Kramarz and Robert Egen Atkinson are the managing partners of Commodore Capital LP and exercise investment discretion with respect to these shares. Commodore Capital LP and Commodore Capital Master LP have shared voting and dispositive power with respect to these shares. The address of Commodore Capital LP and Commodore Capital Master LP is 444 Madison Avenue, 35th Floor, New York, NY 10022.

(10)

“Shares Beneficially Owned Before this Offering” consists of (i) 1,623,960 shares of common stock held by Polar Capital Funds plc - Biotechnology Fund, Polar Capital Funds plc is a company with variable capital and segregated liability between sub-funds incorporated in Ireland and authorized by the Central Bank of Ireland pursuant to the European Communities (Undertakings for Investment in Transferable Securities) Regulations 2011, as amended and with the address George’s Court, 54-62 Townsend Street, Dublin 2, Ireland, and (ii) 129,917 shares of common stock held on behalf of a segregated managed account, which is an Australian domiciled superannuation fund. The investment manager of the entities is Polar Capital LLP, an FCA and SEC regulated fund manager/investment advisor, which has the ability to make decisions with respect to the voting and disposition of the shares and has overall responsibility for directing the investments of the entities in accordance with their investment objectives, policies and limitations. Polar Capital LLP is 100% owned by Polar Capital Partners Ltd, which is in turn 100% owned by Polar Capital Holdings plc, a London AIM listed holding company. Certain directors/employees are beneficial owners of Polar Capital Holdings plc but each such individual disclaims any beneficial ownership of the reported shares, other than to the extent they may or may not hold shares directly of the entities. The address for the investment manager is 16 Palace Street, London, United Kingdom, SW1E 5JD.

(11)

“Shares Beneficially Owned Before this Offering” consists of 1,251,437 shares of common stock held by Perceptive Life Sciences Master Fund, Ltd. (“Perceptive”). Perceptive Advisors LLC (“Perceptive Advisors”) is the investment advisor of Perceptive and may be deemed to have beneficial ownership of the shares beneficially owned thereby. Joseph Edelman is the controlling person of each of Perceptive and Perceptive Advisors and, accordingly, may be deemed to have beneficial ownership of the shares beneficially owned by each of Perceptive and Perceptive Advisors. Mr. Edelman disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The principal business address of Perceptive is 51 Astor Place, 10th Floor New York, NY 10003.

(12)

These funds and accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(13)

“Shares Beneficially Owned Before this Offering” consists of 726,979 shares of common stock held by Citadel CEMF Investments Ltd. Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP is the sole member of Citadel Advisors LLC. Citadel GP LLC is the General Partner of Citadel Advisors Holdings LP. Kenneth Griffin owns a controlling interest in Citadel GP LLC. Mr. Griffin, as the owner of a controlling interest in Citadel GP LLC, may be deemed to have shared power to vote and/or shared power to dispose of the securities held by Citadel CEMF Investments Ltd. This disclosure shall not be construed as an admission that Mr. Griffin or any of the Citadel-related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The address of Citadel CEMF Investments Ltd. is c/o Citadel Enterprise Americas LLC, Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, FL 33131.

(14)

“Shares Beneficially Owned Before this Offering” consists of 605,816 shares of common stock held in the aggregate by RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd., and RTW Biotech Opportunities Ltd (collectively, the “RTW Funds”). RTW Investments, LP (“RTW”), in its capacity as the investment manager of the RTW Funds, has the power to vote and the power to direct the disposition of the securities held by the RTW Funds. Accordingly, RTW may be deemed to be the beneficial owner of such securities. Roderick Wong, M.D., as the Managing Partner of RTW, has the power to direct the vote and disposition of the securities held by RTW. Dr. Wong disclaims beneficial ownership of the shares held by the RTW Funds, except to the extent of his pecuniary interest therein. The address and principal office of RTW Investments, LP is 40 10th Avenue, Floor 7, New York, NY 10014, and the address of Dr. Wong and each of the RTW Funds is c/o RTW Investments, LP, 40 10th Avenue, Floor 7, New York, NY 10014.

(15)

“Shares Beneficially Owned Before this Offering” consists of 323,102 shares of common stock held by Braidwell Partners Master Fund LP. The general partner of Braidwell Partners Master Fund LP is Braidwell GP LLC. Braidwell Management LLC is the managing member of Braidwell GP LLC. Alex Karnal and Brian Kreiter are the managing members of Braidwell Management LLC and may be deemed to share voting and investment power with respect to the securities held by Braidwell Partners Master Fund LP. Mr. Karnal and Mr. Kreiter disclaim beneficial ownership of the shares held by Braidwell Partners Master Fund LP except to the extent of their pecuniary interests in such shares, if any. The address of these entities is c/o Braidwell GP LLC, One Harbor Point, 2200 Atlantic Street, Stamford, CT 06902.

(16)

“Shares Beneficially Owned Before this Offering” consists of the Selling Stockholders not otherwise required to be listed in this table because their beneficial ownership is less than 1% of our common stock prior to the offering. The address of these Selling Stockholders is 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301.

PLAN OF DISTRIBUTION

We are registering the resale of the Shares issued or issuable to the Selling Stockholders to permit the resale of these Shares by the holders of the Shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares. We will bear all fees and expenses incident to our obligation to register the resale Shares.

The Selling Stockholders may sell all or a portion of the Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering) or commissions or agent’s commissions. The Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholders may also use any one or more of the following methods when selling Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	to or through underwriters or purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per Share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise; or

•	through the distribution of the Shares by any Selling Stockholder to its partners, members or stockholders;

•	directly to one or more purchasers;

•	through delayed delivery requirements;

•	by pledge to secured debts and other obligations or any transfer upon the foreclosure under such pledge;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, Section 4(a)(1) under the Securities Act, if available, or any other available exemption from the registration requirements of the Securities Act, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal. (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Such broker-dealers are required to comply, in the case of an agency transactions with FINRA Rule 2121, which concerns limits on brokerage commissions; and, in the case of transactions with FINRA IM-2121.01, which concerns limits on markups and markdowns.

In connection with sales of the Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The Selling Stockholders may also sell Shares short and if such short sale shall take place after the date that the registration statement of which this prospectus forms a part is declared effective by the Commission, the Selling Stockholders may deliver Shares covered by this prospectus to close out short positions and to return borrowed Shares in connection with such short sales. The Selling Stockholders may also loan or pledge Shares to broker-dealers that in turn may sell such Shares, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Stockholders have been advised that they may not use Shares for which the offer and resale is registered by the registration statement, of which this prospectus forms a part, to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer or agents participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each Selling Stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares. Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).

Under the securities laws of some U.S. states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some U.S. states the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the Shares for which the offer and resale is registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

We will pay all expenses of the registration of the Shares pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each Selling Stockholder will pay all underwriting discounts (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering) and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against certain civil liabilities set forth in the registration rights agreement, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

LEGAL MATTERS

Certain legal matters relating to the validity of the Shares offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California.

EXPERTS

The consolidated financial statements of Viridian Therapeutics, Inc. as of December 31, 2022 and 2021 and for the years then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below:

•

Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 9, 2023 (and any portions of our Definitive Proxy Statement on Schedule 14A filed on April 28, 2023 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022);

•

Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 10, 2023, June 30, 2023 filed with the SEC on August 8, 2023, and September 30, 2023 filed with the SEC on November 13, 2023;

•

Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on February  6, 2023, April  12, 2023, June 16, 2023, July 10, 2023, July 17, 2023, September  12, 2023, September  25, 2023, October  30, 2023, and November 2, 2023; and

•

The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 6, 2014, as updated by Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 9, 2023, including any amendments or reports filed for the purposes of updating this description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents, with the exception of any portion of any report or document that is not deemed “filed” under such provisions on or after the date of this prospectus, until the earlier of the date on which: (1) all of the securities for which the offer and resale is registered hereunder have been sold; or (2) the registration statement of which this prospectus is a part has been withdrawn.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing, calling or emailing us at the contact information set forth below. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Viridian Therapeutics, Inc.

221 Crescent Street, Suite 401

Waltham, MA 02453

(617) 272-4600

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the securities for which the offer and resale is being registered. All the amounts shown are estimates, except for the SEC registration fee.

Item	Amount
SEC registration fee	$34,750
Legal fees and expenses	50,000
Accounting fees and expenses	45,000
Printing and miscellaneous expenses	10,000

Total	$139,750

Item 15. Indemnification of Officers and Directors

The company is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

(1) to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (i) and (ii) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

(2) the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

(3) the corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 14, the term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the company, and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Provisions in the company’s certificate of incorporation and amended and restated bylaws limit or eliminate the personal liability of the directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to the company or the company’s stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the company or the company’s stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies, such as an injunction or rescission.

In addition, the company’s bylaws provide that:

•

the company will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•

the company will advance reasonable expenses, including attorneys’ fees, to directors and, in the discretion of the board of directors, to officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of the company, subject to limited exceptions.

The company has have entered into indemnification agreements with each of the directors and executive officers. These agreements provide that the company will indemnify each of the company’s directors, executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. The company will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and the company will indemnify the directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of the company or in furtherance of our rights. Additionally, certain of the directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director referenced herein. Nonetheless, the company has agreed in the indemnification agreements that the company’s obligations to those same directors or officers are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

The company also maintains general liability insurance which covers certain liabilities of the directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Exhibit Number	Description

3.1	Second Restated Certificate of Incorporation of the company, effective as of March 9, 2022 (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, filed March 11, 2022).

3.2	Third Amended and Restated Bylaws of the company, effective as of November 1, 2023 (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q, filed November 13, 2023).

3.3	Certificate of Designation of Series B Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed September 23, 2021).

4.1	Form of common stock certificate of the company (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1, filed March 19, 2014).

4.2	Form of Registration Rights Agreement, by and among the company and the Purchasers signatory thereto.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

10.1*	Form of Securities Purchase Agreement, by and among the company and the Purchasers signatory thereto.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

107*	Filing Fee Table.

*	Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; and

(ii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities for which offer and resale is being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the registration of the resale of the securities, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, State of Massachusetts, on November 30, 2023.

Viridian Therapeutics, Inc.

By:	/s/ Stephen Mahoney
Name: Stephen Mahoney
Title: President, Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Mahoney, Seth Harmon and Thomas Beetham, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Viridian Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen Mahoney Stephen Mahoney	President, Chief Executive Officer and Director (principal executive officer)	November 30, 2023

/s/ Seth Harmon Seth Harmon	Senior Vice President of Finance (principal financial officer and principal accounting officer)	November 30, 2023

/s/ Tomas Kiselak Tomas Kiselak	Chairman of the Board	November 30, 2023

/s/ Peter Harwin Peter Harwin	Director	November 30, 2023

/s/ Arlene M. Morris Arlene M. Morris	Director	November 30, 2023

/s/ Jennifer Moses Jennifer Moses	Director	November 30, 2023

/s/ Dr. Sarah Gheuens Dr. Sarah Gheuens	Director	November 30, 2023